Exhibit 99.1

Mimecast Announces Acquisition of Solebit

Acquisition Offers Enhanced Protection Against Advanced Cyberattacks, Zero-day Threats and Malware

Lexington, MASS – July 31, 2018 – Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced it has acquired security software developer Solebit for approximately $88M net of cash acquired.

Solebit’s technology is engineered to provide a fast, accurate and computationally efficient approach for the identification and isolation of zero-day malware and unknown threats in data files as well as links to external resources. Further enhancing Mimecast’s cyber resilience platform architecture, Solebit provides powerful threat protection to help customers face today’s broad threat landscape with evasion-aware, signature-less technology.

According to research Mimecast conducted with Vanson Bourne, more than 80 percent of organizations have seen both targeted and untargeted phishing attacks increase or stay the same over the last year. Additionally, cybercriminals are constantly adapting their attack methods, looking for new ways to bypass security solutions that look for specific behaviors or signature matches.

Solebit has developed a differentiated approach that is engineered to preclude the need for signatures and sandboxes. It is designed to help customers find advanced threats by recognizing when there is malicious code embedded within active content and data files. Solebit is built to scan content as it enters an organization’s systems to determine whether it is infected with malware in a transient way, avoiding the need for extra hardware and processing time typically required to isolate and detonate content presumed ‘risky.’ Solebit currently provides Mimecast and its customers insight into what was detected and why it was categorized as a threat.

“Security methods like signature-based antivirus and sandbox detonation are too limited when it comes to today’s most advanced threats. It’s time for a more capable, efficient and durable approach,” said Peter Bauer, chief executive officer at Mimecast. “We’re excited to welcome Solebit into the Mimecast family, as it helps us to offer customers a new approach that fundamentally improves their cybersecurity and resilience efficacy in the most efficient way on the market.”

Solebit’s advanced threat detection capabilities are already integrated into Mimecast Targeted Threat Protection products. Combined with the recent acquisition of Ataata in the security awareness and training space, and the recently previewed early adopter web security program, Solebit brings another important set of microservices to the Mime|OS platform that all of Mimecast’s unified services are built upon.

About Mimecast

Mimecast (NASDAQ: MIME) makes business email and data safer for thousands of customers and their millions of employees worldwide. Founded in 2003, the company’s next-generation cloud-based security, archiving and continuity services protect email and deliver comprehensive email risk management.

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Press Contact

Alison Raymond Walsh

Press@Mimecast.com

617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074

Mimecast is either a registered trademark or trademark of Mimecast Services Limited in the United States and/or other countries. Solebit is trademark of Solebit LABS, Inc. in the United States and/or other countries. All other products and/or services referenced are trademarks of their respective companies.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the complementary nature and effectiveness of Solebit’s solutions, the ability to integrate Solebit’s technology into Mimecast’s solutions, the future financial impact of the acquisition, including but not limited to the expenses associated with the transaction and future projected revenue from Solebit’s solution offering, and the overall impact of the acquisition of Solebit on Mimecast’s business and operations, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.